UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 3, 2014

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices (Zip Code)

(775) 461-3445

(Registrant's telephone number, including area code)

GOLDSPAN RESOURCES, INC.

(Former Address of Principal Executive Offices) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Phillip Allen:

On November 3, 2014, Phillip Allen tendered his resignation as the Company’s president, chief executive officer and as Chairman of the Board of Directors. However, he will remain a member of the Company’s Board of Directors. In addition, Mr. Allen has been appointed as the Company’s Vice President of Shareholder Relations.

There was no disagreement between Mr. Allen on any matters related to the Company’s operations or financial accounting or disclosure matters.

A copy of this Form 8-k has been provided to Mr. Allen.

Appointment of Trevor Moss as Chairman of the Board of Directors:

On November 4, 2014 Trevor Moss, a current member of our Board of Directors was appointed as Chairman of the Board of Directors.

Appointment of John Key as Chief Executive Officer and President:

On November 4, 2014, the Company’s Board of Directors elected John Key to serve as the Company’s president and chief executive officer. Mr. Key has over 40 years experience in the mining industry.

From February 2013 to January 2014 he served as President and CEO of Tamerlane Ventures Inc., Tamerlane Ventures is involved with exploration and development of base metals in Canada and Peru.

From August 2008 to February 2012 he served as President and CEO with Gryphon Gold Corporation, a junior mining company involved in exploration and production of gold and silver.

In addition to the foregoing, his mining experience includes work with Cominco American, Cominco Ltd and Teck Cominco Alaska. He was General Manager with the of the Red Dog zinc/lead mine in Alaska.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

17	Resignation Notice from Phillip Allen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPAN RESOURCES, INC.

Date: November 5, 2014	By:	/s/ John Key
John Key
President